Exhibit 10(b)
PROGRESS ENERGY, INC.

AMENDED AND RESTATED

MANAGEMENT DEFERRED COMPENSATION PLAN

Adopted as of January 1, 2000

(As Revised and Restated effective April 1, 2005)

TABLE OF CONTENTS

                                                                        Page

PREAMBLE                                                                         1

ARTICLE I     DEFINITIONS                                                           2
1.1    Account Balance                                                           2
1.2    Additional Deferral Election                                                                                        2
1.3    Affiliated Company                                                       2
1.4    Board                                                               2
1.5    Board Committee                                                           2
1.6    Change of Control                                                                 2
1.7    Change of Form Election                                                                                      4
1.8    Change-of-Investment Election                                                          4
1.9    Code                                                                                                                5
1.10          Committee                                                               5
1.11          Company                                                                                                                                5
1.12          Company Incentive Plans                                                                                                                                                            5
1.13          Continuing Directors                                                                                                                                                                    5
1.14          Deemed Investment Return                                                                 5
1.15          Deferral Election                                                            6
1.16          Deferrals                                                                 6
1.17          Effective Date                                                                                                                                                                                6
1.18          Eligible Employee                                                                                                                                                                          6
1.19          Employee Stock Incentive Plan                                                                                                                                                   6
1.20          Enrollment Form                                                                                                                                                                            6
1.21          ERISA                                                                                                                                                                                             6
1.22          Incentive Matching Allocations                                                                                                                                                 7
1.23          Investment Election                                                                                                                                                                      7
1.24         Matching Allocation                                                             7
1.25         Net Salary                                                                                                                        7
1.26         Participant                                                                                                                                                                                       7
1.27         Participant Accounts                                                                                                                                                                    7
1.28         Participant Company Account                                                    7
1.29         Participant Deferral Account                                                       8
1.30         Participant Matchable Deferral                                                    8
1.31         Payment Commencement                                                      8
1.32         Phantom Investment Fund                                                                           8
1.33         Phantom Funds Account                                                     9
1.34         Phantom Investment Subaccount                                               9
1.35         Phantom Stock Unit                                               9
1.36         Plan                                                                   9
1.37         Plan Year                                                                                                                                                                                          9
1.38         Plan Year Accounts                                                                                                                                                                       9
1.39         Progress Energy 401(k) Savings & Stock Ownership Plan                                                                                                      10
1.40         Retirement Date                                                                                                                                                                              10
1.41         Salary                                                                                                                                                                                               11
1.42         SMC Participant                                                                                                                                                                             11
1.43         Sponsor                                                                                                                                                                                           11
1.44         SSERP                                                                                                                                                                                              11
1.45         Valuation Date                                                                                                                                                                                11
1.46         Value                                                                                                                                                                                                11
1.47         Years of Service                                                                                                                                                                              12

ARTICLE II           PARTICIPATION                                                           13
2.1           Eligibility                                                                          13
2.2   Commencement of Participation                                                   13
2.3   Annual Participation Agreement                                                  13
2.4   Election of Phantom Investment Subaccounts                                          14

ARTICLE III          DEFERRAL ELECTIONS                                                       15
3.1    Participant Deferred Salary Elections                                                  15
3.2    Matching Allocations                                                                            16
3.3    Incentive Matching Allocations                                                                                                                                                  17

ARTICLE IV           ACCOUNTS                                                                    18
4.1    Maintenance of Accounts                                                                                    18
4.2    Separate Plan Year Accounts                                                       18
4.3    Phantom Investment Subaccounts                                                                      18
4.4    Administration of Deferral Accounts                                                  18
4.5    Administration of Company Accounts                                                                                                                                       19
4.6    Change of Phantom Investment Subaccounts and Phantom Stock Units                                                                             21
4.7    Transferred Accounts                                                                                                                                                                    21

ARTICLE V    VESTING                                                                  23
5.1    Vesting                                                                             23

ARTICLE VI   DISTRIBUTIONS                                                                                                                           24
6.1    Distribution Elections                                                                                    24
6.2    Change-of-Form Elections and Additional Deferral Elections                                                                                                25
6.3    Payment                                                                                           25
6.4    Unforeseeable Emergency                                                    26
6.5    Termination of Employment                                                                 27
6.6    Taxes                                                                28
6.7    Acceleration of Payment                                                       28

ARTICLE VII         DEATH BENEFITS                                                         29
7.1    Designation of Beneficiaries                                                         29
7.2    Death Benefit                                                           29

ARTICLE VIII        CLAIMS                                                                   30
8.1    Claims Procedure                                                            30
8.2    Claims Review Procedure                                                              30

ARTICLE IX          ADMINISTRATION                                                                                      31
9.1            Committee                                                                                31
9.2            Authority                                                                 31

ARTICLE X    AMENDMENT AND TERMINATION OF THE PLAN                                           33
10.1   Amendment of the Plan                                                        33
10.2   Termination of the Plan                                                                                                                                                                33
10.3   No Impairment of Benefits                                                                                   33

ARTICLE XI    FUNDING AND CLAIM STATUS                                                                                            34
11.1    General Provisions                                                                                                                                                                       34

ARTICLE XII   EFFECT ON EMPLOYMENT OR ENGAGEMENT                                                                                                                 36
12.1    General                                                                                                                                                                                           36

ARTICLE XIII         GOVERNING LAW                                                                                                                                                                       37
13.1           General                                                                                                                                                                                            37

EXHIBIT A                                                                                                                                                                                                               38

PREAMBLE

The Progress Energy, Inc. Management Deferred Compensation Plan (the “Plan”) was originally adopted by Carolina Power & Light Company effective as of January 1, 2000, and was transferred to Progress Energy, Inc. (the “Sponsor”) effective August 1, 2000. The Plan is unfunded and will benefit only a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
ARTICLE I

ARTICLE I
DEFINITIONS

1.1	Account Balance

The value in terms of a dollar amount of a Participant’s Deferral Account or Company Account, as the case may be, as of the last Valuation Date.
1.2	Additional Deferral Election

The election by a Participant under Section 6.2 to defer distribution from a Plan Year Account.
1.3	Affiliated Company

Any corporation or other entity that is required to be aggregated with the Sponsor pursuant to Sections 414(b), (c), (m), or (o) of the Code.
1.4	Board

The Board of Directors of the Sponsor.
1.5	Board Committee

The Organization and Compensation Committee of the Board.
1.6	Change of Control

The earliest of the following dates:
(a)
the date any person or group of persons (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934), excluding employee benefit plans of the Sponsor, becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Securities Act of 1934) of securities of the Sponsor representing twenty-five percent (25%) or more of the combined voting power of the Sponsor’s then outstanding securities (excluding the acquisition of securities of the Sponsor by an entity at least eighty percent (80%) of the outstanding voting securities of which are, directly or indirectly, beneficially owned by the Sponsor); or

(b)	the date of consummation of a tender offer for the ownership of more than fifty percent (50%) of the Sponsor’s then outstanding voting securities; or
(c)
the date of consummation of a merger, share exchange or consolidation of the Sponsor with any other corporation or entity regardless of which entity is the survivor, other than a merger, share exchange or consolidation which would result in the voting securities of the Sponsor outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving or acquiring entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Sponsor or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or

(d)
the date, when as a result of a tender offer or exchange offer for the purchase of securities of the Sponsor (other than such an offer by the Sponsor for its own securities), or as a result of a proxy contest, merger, share exchange, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who are Continuing Directors cease for any reason to constitute at least two-thirds (2/3) of the members of the Board; or

(e)
the date the shareholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(f)	the date of any event which the Board determines should constitute a Change-of-Control.
A Change-of-Control shall not be deemed to have occurred until a majority of the members of the Board receive written certification from the Board Committee that one of the events set forth in this Section 1.6 has occurred. Any determination that an event described in this Section 1.6 has occurred shall, if made in good faith on the basis of information available at that time, be conclusive and binding on the Board Committee, the Company, the Participants and their beneficiaries for all purposes of the Plan.
1.7	Change of Form Election

The election by a Participant under Section 6.2 to change the form of distribution of a Plan Year Account.
1.8	Change-of-Investment Election

The election by a Participant under Section 4.6 to change a Phantom Subaccount for the Participant Deferral Account or Company Account.
1.9	Code

The Internal Revenue Code of 1986, as amended, or any successor statute.
1.10	Committee

The Administrative Committee described in Section 9.1 for administering the Plan.
1.11	Company

Progress Energy, Inc. or any successor to it in the ownership of substantially all of its assets and each Affiliated Company that, with the consent of the Board Committee, adopts the Plan and is included in Exhibit A, as in effect from time to time.
1.12	Company Incentive Plans

The Sponsor’s Management Incentive Compensation Plan, or any Company sales incentive plans, marketing incentive plans, and any other cash incentive plans as determined by the Committee.
1.13	Continuing Directors

The members of the Board at the Effective Date; provided, however, that any person becoming a director subsequent to such whose election or nomination for election was supported by 75% or more of the directors who then comprised Continuing Directors shall be considered to be a Continuing Director.
1.14	Deemed Investment Return

The amounts that are credited (or charged) from time to time to each Participant’s Deferral Account and Company Account to reflect deemed investment gains and losses of Phantom Investment Subaccounts.
1.15	Deferral Election

An election to defer Salary pursuant to Section 3.1.
1.16	Deferrals

The deferrals of Salary of a Participant pursuant to Section 3.1.
1.17	Effective Date

January 1, 2000.
1.18	Eligible Employee

An employee of the Company (a) who is eligible to participate in the Sponsor’s Management Incentive Compensation Plan, or (b) who is eligible to participate in any other eligible Company Incentive Plan and is determined by the Committee to be eligible to be a Participant; and who is not excluded from participation pursuant to Section 2.1(b).
1.19	Employee Stock Incentive Plan

The Employee Stock Incentive Plan as adopted by the Board and any successor to such plan which provides additional matching allocations under the Progress Energy 401(k) Savings & Stock Ownership Plan.
1.20	Enrollment Form

The enrollment form prepared by the Company which a Participant must execute to have Deferrals with respect to a Plan Year.
1.21	ERISA

The Employee Retirement Income Security Act of 1974, as amended.
1.22	Incentive Matching Allocations

The additional match allocation which is to be allocated to a Participant's Company Account in accordance with Section 3.3.
1.23	Investment Election

The election by a Participant under Sections 2.4 and 4.6 of the Phantom Investment Subaccounts in which the Participant’s Deferral Accounts and Company Accounts will be allocated.
1.24	Matching Allocation

A match allocation to a Participant's Company Account of a Participant’s Matchable Deferrals in accordance with Section 3.2.
1.25	Net Salary

The Salary of a Participant projected to be payable (assuming no deferral elections under the Plan or the Progress Energy 401(k) Savings & Stock Ownership Plan) with respect to a Plan Year reduced by the projected Deferrals of a Participant for the Plan Year under the Plan.
1.26	Participant

An Eligible Employee participating in the Plan pursuant to ARTICLE II.
1.27	Participant Accounts

The aggregate of a Participant’s Deferral Account and Participant’s Company Accounts.
1.28	Participant Company Account

The notational bookkeeping account maintained under Sections 4.1 and 4.5 to record Matching Allocations and Incentive Matching Allocations on behalf of a Participant and the Deemed Investment Return thereon pursuant to the provisions of the Plan.
1.29	Participant Deferral Account

The notational bookkeeping account maintained under Section 4.1 of the Plan to record Deferrals of a Participant and the Deemed Investment Return thereon pursuant to the provisions of the Plan.
1.30	Participant Matchable Deferral

6% of the amount of Deferrals of a Participant for a Plan Year but no greater than 6% of (A-B) where A is the compensation limit under Section 401(a)(17) of the Code for the Plan Year and B is the Net Salary of a Participant for the Plan Year (with any negative differences equating to $0 for purposes of this calculation); provided, however, that the Participant Matchable Deferrals for an SMC Participant for a Plan Year shall be an amount equal to 6% of (C - D) where C is the projected Salary of a Participant for the Plan Year and D is the compensation limit under Section 401(a)(17) of the Code for the Plan Year. Participant Matchable Deferrals for a Plan Year shall be determined for each payroll period during the Plan Year based on projected Matchable Deferrals for the entire Plan Year.
1.31	Payment Commencement

The date payments are to commence with respect to a Plan Year Account in accordance with Section 6.1.
1.32	Phantom Investment Fund

A deemed investment option for purposes of the Plan, each of which shall be the same as those investment options generally available to all participants in the Progress Energy 401(k) Savings & Stock Ownership Plan, or as otherwise selected by the Committee.
1.33	Phantom Funds Account

Notational bookkeeping accounts maintained under the Plan at the direction of the Committee representing allocations of Participants of Phantom Investment Subaccounts in a Phantom Investment Fund.
1.34	Phantom Investment Subaccount

A notational bookkeeping account maintained under the Plan at the direction of the Committee representing a deemed investment in one or more Phantom Investment Funds as directed by the Participant under Sections 2.4 and 4.6.
1.35	Phantom Stock Unit

A hypothetical share of common stock of the Sponsor or its parent company, as applicable.
1.36	Plan

The Progress Energy, Inc. Management Deferred Compensation Plan as set forth herein and as amended from time to time.
1.37	Plan Year

The twelve (12) consecutive month periods beginning January 1 and ending the following December 31 commencing with the Effective Date.
1.38	Plan Year Accounts

The separate Participant Deferral Account and Participant Company Account maintained under the Plan pursuant to Section 4.2 with respect to a Participant for each Plan Year a Participant has Deferrals.
1.39	Progress Energy 401(k) Savings & Stock Ownership Plan

The Progress Energy 401(k) Savings & Stock Ownership Plan of the Company adopted by the Board, as amended from time to time, and any successor to such plan.
1.40	Retirement Date

The date a Participant retires from the Company on or after attaining (i) age 65 with 5 years of service, (ii) age 55 with 15 years of service, (iii) 35 years of service, (iv) eligibility for retirement under the SSERP if covered under such plan, or (v) age 50 with 5 years of service as of March 31, 2005, and where the Participant elects during the period beginning March 15, 2005, and ending April 15, 2005, to retire no later than December 1, 2005, pursuant to the terms of the Voluntary Enhanced Retirement Program (a “VERP Participant”). Notwithstanding any other provision of the Plan to the contrary, a VERP Participant may elect on or before December 31, 2005, to (a) commence payment of the Plan Year Accounts as of (i) April 1, 2006, (ii) April 1, 2007, or (iii) April 1, 2011 (each a “Payment Commencement Date”) and (b) provide for the payment of such Plan Year Accounts in the form of (i) a lump sum or (ii) annual installments over a period extending from two years to ten years following the Payment Commencement Date. In the event no other payment election is made by the VERP Participant prior to January 1, 2006, the VERP Participant shall be deemed to have elected for payment of the Plan Year Accounts to be made in accordance with the Enrollment Form submitted by the VERP Participant; provided, that if the VERP Participant is a “key employee” as defined in Section 416(i) of the Code (but determined without regard to the 50 employee limit on the number of officers treated as key employees), the Payment Commencement Date shall not be earlier than six months after the date of Retirement of the VERP Participant (or, if earlier, the date of death of the Participant). A VERP Participant may not make any election with respect to the payment of the Plan Year Accounts after December 31, 2005.
1.41	Salary

The amount of an Eligible Employee's regular annual base salary, payable from time to time by the Company prior to a Deferral Election under the Plan and prior to any deferral election under the Progress Energy 401(k) Savings & Stock Ownership Plan.
1.42	SMC Participant

A senior executive officer of the Company who is a member of the “Senior Management Committee” of the Sponsor.
1.43	Sponsor

Progress Energy, Inc. and its successors in interest.
1.44	SSERP

The Supplemental Senior Executive Retirement Plan of the Company.
1.45	Valuation Date

The last day of each calendar month and such other dates as selected by the Committee, in its sole discretion.
1.46	Value

The value of an account maintained under the Plan based on the fair market value of notational investments of Phantom Investment Subaccounts and Phantom Stock Units, as the case may be, as of the last Valuation Date. For purposes of calculating Value as of the end of a Plan Year, accrued but unallocated Incentive Matching Allocations shall be taken into consideration with respect to Participant Company Accounts.
1.47	Years of Service

Years of service of a Participant as calculated under the Progress Energy 401(k) Savings & Stock Ownership Plan.

ARTICLE II
PARTICIPATION

2.1	Eligibility

(a)  Participation in the Plan shall be limited to Eligible Employees.
(b)  The Committee, in its sole discretion, may at any time limit the participation of an Eligible Employee in the Plan so as to assure that the Plan will not be subject to the provisions of parts 2, 3 and 4 of Title I of ERISA.
2.2	Commencement of Participation

Each Eligible Employee on the Effective Date may elect to become a Participant as of the Effective Date by completing and submitting an Enrollment Form to the Sponsor’s designated agent by November 30, 1999. An employee of the Company first becoming an Eligible Employee after January 1, 2000, may elect to become a Participant effective as of thirty days after first becoming an Eligible Employee by completing and submitting an Enrollment Form to the Sponsor’s designated agent within such thirty-day period. An Eligible Employee who is not a Participant may elect to become a Participant as of the first day of a Plan Year commencing after December 31, 2000, by completing and submitting an Enrollment Form to the Sponsor’s designated agent by November 30 prior to the first day of the Plan Year as of which participation is to commence.
2.3	Annual Participation Agreement

Each Participant shall complete a new Enrollment Form with respect to a Plan Year by November 30 prior to the commencement of the Plan Year. If the Participant does not complete such form and submit it to the Sponsor’s designated agent by November 30, the Participant will have no Deferrals for the following Plan Year.
2.4	Election of Phantom Investment Subaccounts

Each Participant shall elect on his Enrollment Form the allocation of his Plan Year Participant Deferral Account among the Phantom Investment Subaccounts.

ARTICLE III
DEFERRAL ELECTIONS

3.1	Participant Deferred Salary Elections

(a)  A Participant completing an Enrollment Form in accordance with Sections 2.2 or 2.3 may make an election, pursuant to this Section 3.1, to defer his or her Salary (a “Deferral Election”) in accordance with the Plan. A Deferral Election shall apply only to the Participant’s Salary for the Plan Year specified in the Enrollment Form.
(b)  The amount of Salary that may be deferred by a Participant shall be based on their target incentive level under the Sponsor’s Management Incentive Compensation Plan (“MICP”); or, for Participants in Company Incentive Plans other than the MICP, their target incentive level assuming that they participated in the MICP. Deferral Elections shall be made on the Enrollment Form for the applicable Plan Year pursuant to the following limitations:
(i)  A Participant who is (or would be) eligible for a bonus at the 20% of salary target incentive level (the “Target”) for the
 Plan Year  under the MICP may defer up to 15% of Salary.
(ii)  A Participant who is (or would be) eligible for a bonus at the 25% of salary Target for the Plan Year under the MICP may defer up to 25% of Salary.
(iii)  A Participant who is (or would be) eligible for a bonus at the 35% or more of salary Target under the MICP may defer up to
 50% of Salary.
All Deferrals shall be in increments of 5% of Salary. The minimum projected Deferrals for a Plan Year for a Participant who commences Deferrals after the beginning of a Plan Year in accordance with Section 2.2 shall be $1,000.
(c)  A Deferral Election once made with respect to a Plan Year, cannot be changed or revoked. In the case of a new Participant, the Deferral Election will apply only to amounts that are both paid after the election is made and earned for services performed after the election is made. The amount of Salary that is deferred pursuant to a Deferral Election will reduce the Participant Salary proportionately throughout the applicable Plan Year or, in the case of a new Participant, throughout the portion of the Plan Year to which the Deferral Election is applicable.
(d)  A dollar amount equal to the Salary deferred pursuant to this Section 3.1 (“Deferrals”) at each applicable payroll date shall be credited to the Participant’s Deferral Account within ten business days following the applicable payroll date.
3.2	Matching Allocations

A Participant who has made a Deferral Election with respect to a Plan Year and has Participant Matchable Deferrals for such Plan Year shall receive a credit to his Participant Company Account of a Matching Allocation for such Plan Year. The Matching Allocation with respect to a Plan Year shall equal 50% of the Participant Matchable Deferrals. Matching Allocations shall be credited to the Participant Company Account within ten business days following the applicable payroll date, based on a pro-rata portion of projected Matchable Deferrals for the Plan Year applicable to each payroll period during the Plan Year.
3.3	Incentive Matching Allocations

Participants with Matchable Deferrals for a Plan Year shall receive a credit to their Participant Company Account for the Plan Year of an Incentive Matching Allocation if an “Incentive Matching Allocation” is provided under the Progress Energy 401(k) Savings & Stock Ownership Plan for the Plan Year. The Incentive Matching Allocation shall equal that percentage of the Participant Matchable Deferrals for the Plan Year equal to the “Incentive Matching Allocation” (stated as a percentage) provided (or that would have been provided if the Participant participated) under the Progress Energy 401(k) Savings & Stock Ownership Plan for such Plan Year. Incentive Matching Allocations with respect to a Plan Year, if any, shall be credited to a Participant’s Company Account in accordance with Section 4.5 pursuant to rules and procedures adopted by the Committee approximately coincident with the credit under the Progress Energy 401(k) Savings & Stock Ownership Plan of “Incentive Matching Allocations” following the end of a Plan Year; provided, however, no such allocation shall be made if a Participant is not employed at the end of the applicable Plan Year, unless the Participant retired, died, or became disabled during the Plan Year.

ARTICLE IV
ACCOUNTS

4.1	Maintenance of Accounts

The Committee shall maintain a Participant Deferral Account and a Participant Company Account for each Participant. There shall be credited to a Participant's Deferral Account all Deferrals by a Participant under the Plan and there shall be credited to a Participant's Company Account all Matching Allocations and Incentive Matching Allocations with respect to a Participant under the Plan in accordance with Sections 3.2 and 3.3.
4.2	Separate Plan Year Accounts

The Committee shall maintain a separate Participant Deferral Account and Participant Company Account for each Plan Year a Participant has Deferrals (separately a “Plan Year Deferral Account” and a “Plan Year Company Account” and together the “Plan Year Account”).
4.3	Phantom Investment Subaccounts

The Committee shall maintain separate Phantom Investment Subaccounts representing deemed investments in Phantom Investment Funds as directed by the Participant. Phantom Investment Subaccounts shall be valued as of each Valuation Date based on the notional investments of each such account, pursuant to rules and procedures adopted by the Committee.
4.4	Administration of Deferral Accounts

(a)  A Participant's Deferral Accounts shall be comprised in total, of units in Phantom Investment Subaccounts.
(b)  Participants shall allocate their Deferrals among Phantom Investment Subaccounts pursuant to elections under Section 2.4.
(c)  The Value of that portion of a Participant’s Deferral Account allocated to a Phantom Investment Subaccount shall be changed on each Valuation Date to reflect the new Value of the Phantom Investment Subaccount.
(d)  The interest of a Participant’s Deferral Account in a Phantom Investment Subaccount shall be stated in a unit value or dollar amount, as determined by the Committee.
4.5	Administration of Company Accounts

(a)  A Participant’s Company Account shall be comprised of Phantom Investment Fund units which shall be recorded in Phantom Investment Subaccounts. All Matching Allocations and Incentive Matching Allocations shall be recorded in Phantom Investment Subaccounts and shall be deemed invested in Phantom Stock Units, units of other Phantom Investment Funds, or a combination of Phantom Stock Units and other Phantom Investment Funds as determined by the Committee in its sole discretion. To the extent the Matching Allocations and Incentive Matching Allocations are initially deemed to be invested in Phantom Stock Units, the number of Phantom Stock Units will be determined on the date of each allocation under the Plan based on the closing price of a share of common stock of the Sponsor on the New York Stock Exchange on the date of each allocation. To the extent the Matching Allocations and Incentive Matching Allocations are initially deemed to be invested in one or more Phantom Investment Funds (other than Phantom Stock Units), the number of units in these Phantom Investment Funds will be determined on the date of each allocation under the Plan, using the closing price of the units of the underlying investment fund on which the Phantom Investment fund is based, on the date of each allocation.
(b)  The number of Phantom Stock Units allocated to a Participant’s Company Account shall be adjusted periodically to reflect the deemed reinvestment of dividends on Sponsor common stock in additional Phantom Stock Units.
(c)  In the event there is any change in the common stock of the Sponsor, through merger, consolidation, reorganization, recapitalization (other than pursuant to bankruptcy proceedings), stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure (an “Adjustment Event”), the number of Phantom Stock Units subject to the Plan shall be adjusted by the Committee in its sole judgment so as to give appropriate effect to such Adjustment Event. Any fractional units resulting from such adjustment may be eliminated. Each successive Adjustment Event shall result in the consideration by the Committee of whether any adjustment to the number of Phantom Stock Units subject to the Plan is necessary in the Committee’s judgment. Issuance of common stock or securities convertible into common stock for value will not be deemed to be an Adjustment Event unless otherwise expressly determined by the Committee.
4.6	Change of Phantom Investment Subaccounts and Phantom Stock Units

(a)  A Participant may elect to reallocate the value of his Phantom Investment Subaccounts comprising his Deferral Accounts among other Phantom Investment Subaccounts and change the allocation of future Deferrals among Phantom Investment Subaccounts once per calendar month, pursuant to uniform rules and procedures adopted by the Committee.
(b)  A Participant may elect to reallocate Phantom Investment Subaccounts comprising his Company Account, once per calendar month, pursuant to uniform rules adopted by the Committee.
4.7	Transferred Accounts

(a)  Effective as of the Effective Date, the Value of a SMC Participant’s Company Account shall include the value of such Participant’s deferral account as of such date (being a “Transferred Account”) under the Carolina Power & Light Executive Deferred Compensation Plan, but only to the extent the Participant acknowledges in writing he has no further interest in the Executive Deferred Compensation Plan.
(b)  Effective on the Effective Date, the Value of any Participant’s Company Account shall include the value of such Participant’s additional benefits (currently recorded as phantom Company stock units) granted under Article VIII.2. (also being a “Transferred Account”) under the Company’s Deferred Compensation Plan for Key Management Employees, but only to the extent the Participant acknowledges in writing that he has no further interest in these benefits in the Company’s Deferred Compensation Plan for key Management Employees.
(c)  The total value of the Transferred Accounts as described in this Section 4.7 shall be deemed a vested Company Account for all purposes of the Plan.

ARTICLE V
VESTING

5.1	Vesting

A Participant’s Deferral Accounts shall be 100% vested at all times. A Participant’s Company Accounts shall vest in accordance with the following schedule:
Years of Service	Percent of Vesting
Less than 1	0
1 or more	100%

ARTICLE VI
DISTRIBUTIONS

6.1	Distribution Elections

A Participant when making a Deferral Election pursuant to an Enrollment Form with respect to a Plan Year shall elect on such Enrollment Form (a) to defer the payment of his Plan Year Accounts with respect to such Plan Year, in accordance with the Plan until (i) the April 1 following the date that is five years from the last day of such Plan Year, (ii) the April 1 following the Participant’s Retirement or (iii) the April 1 following the first anniversary of the Participant’s Retirement (each a “Payment Commencement Date”) and (b) to provide for the payment of such Plan Year Account in the form of (i) a lump sum or (ii) approximately equal installments over a period extending from two years to ten years (by paying a fraction of the account balance each year during such period), as elected by the Participant. Except as otherwise provided in this ARTICLE VI, such elections may not be changed or revoked. Notwithstanding the foregoing, if the Participant is a “key employee” as defined in Section 416(i) of the Code (but determined without regard to the 50 employee limit on the number of officers treated as key employees), payment of amounts deferred after December 31, 2004, shall not be made pursuant to an election under Section 6.1(a)(ii) above before six months after the date of separation from service for any reason including Retirement (or, if earlier, the date of death of the Participant). For this purpose, an amount will be considered deferred after December 31, 2004, if it is not earned and vested on such date, and shall include the Matching Allocation, Incentive Matching Allocation and Deemed Investment Return with respect to such Deferrals.
6.2	Change-of-Form Elections and Additional Deferral Elections

(a)  Any Participant who has made elections under Section 6.1 with respect to amounts deferred before January 1, 2005, may change such elections pursuant to this Section 6.2(a) as in effect prior to January 1, 2005, unless such provisions are materially modified after October 3, 2004. For this purpose, an amount is considered deferred before January 1, 2005, if the amount is earned and vested before such date. Such Participant may elect at least one year prior to the Payment Commencement Date with respect to such Plan Year Accounts a new Payment Commencement Date that either is five years from the then current Payment Commencement Date or otherwise is permitted under Section 6.1(a)(ii) or (iii). Only one such Additional Deferral Election will be permitted with respect to Plan Year Accounts relating to a particular Plan Year. In addition, the Participant may elect to change the form of distribution to any of the forms permitted under Section 6.1(b) by completing a Change-of-Form Elections with respect to Plan Year Accounts at least one year prior to the applicable Payment Commencement Date for such accounts.
(b)  Any elections made under Section 6.1 with respect to amounts deferred after December 31, 2004, shall be irrevocable.
6.3	Payment

Upon occurrence of an event specified in the Participant’s distribution election under Section 6.1 (a “Distribution Event”) with respect to Plan Year Accounts, as modified by any applicable subsequent Additional Deferral Election under Section 6.2, the Account Balance of a Participant’s Plan Year Accounts shall be paid by the Company to the Participant in the form elected under Section 6.1. Such payments shall commence as soon as practicable and in no event more than 30 days following the occurrence of the Distribution Event.
6.4	Unforeseeable Emergency

In case of an unforeseeable emergency, a Participant may request the Committee, on a form to be provided by the Committee or its delegate, that payment of the vested portion of Participant Accounts be made earlier than the date provided under the Plan.
An “unforeseeable emergency” shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other unforeseeable circumstances arising as a result of events beyond the control of the Participant.
The Committee shall consider any requests for payment under this Section 6.4 on a uniform and nondiscriminatory basis and in accordance with the standards of interpretation described in Section 409A of the Code and the regulations thereunder. If the request is granted, the amounts distributed will not exceed the amounts necessary to alleviate the unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as result of the distribution, after taking into account the extent to which the unforeseeable emergency may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent such liquidation would not itself cause severe financial hardship).
In the event of a hardship determination by the Committee, the Company shall pay out in a lump sum to the Participant such portion of the Participant Accounts as determined by the Committee and Deferrals by the Participant for the Plan Year in which the hardship distribution is made will cease.
6.5	Termination of Employment

In the event of the termination of the employment of a Participant with the Company and any parent, subsidiary or affiliate for any reason, prior to the Retirement or death of the Participant, the vested portion of the Participant Accounts of such Participant shall be paid in a lump sum to such Participant based on the Value of such accounts as of the Valuation Date coincident with or immediately preceding the date of distribution. Such payment shall be made as soon as administratively practicable following the Participant’s termination date as determined under the Company’s normal administrative practices. The nonvested portion of a terminated Participant’s Company Account shall be forfeited by the Participant. In the event of the termination of employment of a SMC Participant for whom no Deferral Election was made for a Plan Year, any Matching Allocation, Incentive Matching Allocation and Deemed Investment Return allocated to such Participant shall be distributed to the Participant following termination of employment in accordance with this Section 6.5. In the event of the Retirement of a Participant prior to the Payment Commencement Date elected by the Participant under Section 6.1(a)(i) with respect to a Plan Year Account, distribution of such account shall commence no later than April 1 following the first anniversary of the Participant’s Retirement. Notwithstanding the foregoing, if the Participant is a “key employee” as defined in Section 416(i) of the Code (but determined without regard to the 50 employee limit on the number of officers treated as key employees), payment of amounts deferred after December 31, 2004, shall not be made before six months after the date of separation from service for any reason including Retirement (or, if earlier, the date of death of the Participant). For this purpose, an amount will be considered deferred after December 31, 2004, if it is not earned and vested on such date, and shall include the Matching Allocation, Incentive Matching Allocation and Deemed Investment Return with respect to such Deferrals.
6.6	Taxes

The Company shall deduct from all payments under the Plan federal, state and local income and employment taxes, as required by applicable law. Deferrals will be taken into account for purposes of any tax or withholding obligation under the Federal Insurance Contributions Act and Federal Unemployment Tax Act in the year of the Deferrals, as required by Sections 3121(v) and 3306(r) of the Code and the regulations thereunder. Amounts required to be withheld in the year of the Deferrals pursuant to Sections 3121(v) and 3306(r) shall be withheld out of current wages or other compensation paid by the Company to the Participant.
6.7	Acceleration of Payment

The acceleration of the time or schedule of any payment due under the Plan is prohibited except as provided in regulations and administrative guidance provided under Section 409A of the Code. It is not an acceleration of the time or schedule of payment if the Company waives or accelerates the vesting requirements applicable to a benefit under the Plan.

ARTICLE VI
DEATH BENEFITS

7.1	Designation of Beneficiaries

The Participant’s beneficiary under this Plan entitled to receive benefits under the Plan in the event of the Participant’s death shall be designated by the Participant on a form provided by the Committee. In the absence of such designation or in the event the designated beneficiary has predeceased the Participant, the beneficiary shall be deemed the estate of the Participant.
7.2	Death Benefit

In the event of the death of a Participant prior to the payout of his Participant Accounts, the Value of the remaining portion of the Participant Accounts shall be paid by the Company in a lump sum to the Participant’s beneficiary (as defined under Section 7.1) based on the Value of such accounts on the Valuation Date immediately following the date of death. Payment shall be made as soon as administratively practicable following such Valuation Date pursuant to rules and procedures adopted by the Committee.

ARTICLE VIII
CLAIMS

8.1	Claims Procedure

If any Participant or his or her beneficiary has a claim for benefits which is not being paid, such claimant may file with the Committee a written claim setting forth the amount and nature of the claim, supporting facts, and the claimant’s address. The Committee shall notify each claimant of its decision in writing by registered or certified mail within sixty (60) days after its receipt of a claim or, under special circumstances, within ninety (90) days after its receipt of a claim. If a claim is denied, the written notice of denial shall set forth the reasons for such denial, refer to pertinent Plan provisions on which the denial is based, describe any additional material or information necessary for the claimant to realize the claim, and explain the claims review procedure under the Plan.
8.2	Claims Review Procedure

A claimant whose claim has been denied, or such claimant’s duly authorized representative, may file, within sixty (60) days after notice of such denial is received by the claimant, a written request for review of such claim by the Committee. If a request is so filed, the Committee shall review the claim and notify the claimant in writing of its decision within sixty (60) days after receipt of such request. In special circumstances, the Committee may extend for up to sixty (60) additional days the deadline for its decision. The notice of the final decision of the Committee shall include the reasons for its decision and specific references to the Plan provisions on which the decision is based. The decision of the Committee shall be final and binding on all parties.

ARTICLE IX
ADMINISTRATION

9.1	Committee

The Administrative Committee consisting of not less than three (3) or more than seven (7) persons appointed by the Board Committee or its delegate to administer the Plan.
9.2	Authority

(a)  The Committee shall have the exclusive right to interpret the Plan to the maximum extent permitted by law, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan, including the determination under Section 9.2(b) herein. The decisions, actions and records of the Committee shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan
(b)  The Committee may delegate to one or more agents, or to the Company such administrative duties as it may deem advisable. The Committee may employ such legal or other counsel and consultants as it may deem desirable for the administration of the Plan and may rely upon any opinion or determination received from counsel or consultant.
(c)  No member of the Committee shall be directly or indirectly responsible or otherwise liable for any action taken or any failure to take action as a member of the Committee, except for such action, default, exercise or failure to exercise resulting from such member’s gross negligence or willful misconduct. No member of the Committee shall be liable in any way for the acts or defaults of any other member of the Committee, or any of its advisors, agents or representatives.
(d)  The Company shall indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his or her own activities relating to the Committee, except for expenses and liabilities arising out of a member’s gross negligence or willful misconduct.
(e)  The Company shall furnish to the Committee all information the Committee may deem appropriate for the exercise of its powers and duties in the administration of the Plan. The Committee shall be entitled to rely on any information provided by the Company without any investigation thereof.
(f)  No member of the Committee may act, vote or otherwise influence a decision of such Committee relating to his or her benefits, if any, under the Plan.

ARTICLE X
AMENDMENT AND TERMINATION OF THE PLAN

10.1	Amendment of the Plan

The Plan may be wholly or partially amended or otherwise modified at any time by the Board or the Board Committee consistent with the requirements of Section 409A of the Code.
10.2	Termination of the Plan

The Plan may be terminated at any time by written action of the Board or the Board Committee or by the Committee as provided under the Plan; provided, that termination of the Plan shall not affect the distribution of the Participant Accounts (except as otherwise permitted under Section 409A of the Code). Notwithstanding the foregoing, the Plan may be terminated and Participant Accounts distributed to Participants within twelve months of a “change in control” as defined for purposes of Section 409A of the Code.
10.3	No Impairment of Benefits

Notwithstanding the provisions of Sections 10.1 and 10.2, no amendment to or termination of the Plan shall impair any rights to benefits which theretofore accrued hereunder; provided, however, the payout of all Plan benefits on termination of the Plan, if permitted pursuant to Section 10.2, or a change of any Phantom Investment Funds or creation of a substitute for Phantom Investment Funds as a result of a Plan amendment or action of the Committee shall not constitute an impairment of any rights or benefits.

ARTICLE XI
FUNDING AND CLAIM STATUS

11.1	General Provisions

(a)  The Company shall make no provision for the funding of any Participant Accounts payable hereunder that (i) would cause the Plan to be a funded plan for purposes of Section 404(a)(5) of the Code or for purposes of Title I of ERISA, or (ii) would cause the Plan to be other than an “unfunded and unsecured promise to pay money or other property in the future” under Treasury Regulations § 1.83-3(e); and, except in the case of a Change of Control of the Sponsor, the Company shall have no obligation to make any arrangements for the accumulation of funds to pay any amounts under this Plan. Subject to the restrictions of this Section 11.1(a), the Company, in its sole discretion, may establish one or more grantor trusts described in Treasury Regulations § 1.677(a)-1(d) to accumulate funds to pay amounts under this Plan, provided that the assets of such trust(s) shall be required to be used to satisfy the claims of the Company’s general creditors in the event of the Company’s bankruptcy or insolvency.
(b)  In the case of a Change of Control, the Company shall, subject to the restrictions in this paragraph and in Section 11.1(a), irrevocably set aside funds in one or more such grantor trusts in an amount that is sufficient to pay each Participant employed by such Company (or beneficiary) the net present value as of the date on which the Change of Control occurs, of the benefits to which Participants (or their beneficiaries) would be entitled pursuant to the terms of the Plan if the Value of their Participant Account would be paid in a lump sum upon the Change of Control.
(c)  In the event that the Company shall decide to establish an advance accrual reserve on its books against the future expense of payments from any Participant, such reserve shall not under any circumstances be deemed to be an asset of this Plan but, at all times, shall remain a part of the general assets of the Company, subject to claims of the Company’s creditors.
(d)  Participants, their legal representatives and their beneficiaries shall have no right to anticipate, alienate, sell, assign, transfer, pledge or encumber their interests in the Plan, nor shall such interests be subject to attachment, garnishment, levy or execution by or on behalf of creditors of the Participants or of their beneficiaries.
(e)  Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder with respect to a Participant shall be paid from the general funds of the Company employing such Participant.

ARTICLE XII
EFFECT ON EMPLOYMENT OR ENGAGEMENT

12.1	General

Nothing contained in the Plan shall affect, or be construed as affecting, the terms of employment or engagement of any Participant except to the extent specifically provided herein. Nothing contained in the Plan shall impose, or be construed as imposing, an obligation on the Company to continue the employment or engagement of any Participant.

ARTICLE XIII
GOVERNING LAW

13.1	General

The Plan and all actions taken in connection with the Plan shall be governed by and construed in accordance with the laws of the State of North Carolina without reference to principles of conflict of laws, except as superseded by applicable federal law.
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 EXHIBIT A

Progress Energy Carolinas, Inc.
Progress Energy Service Company, LLC
Progress Energy Ventures, Inc.
Progress Energy Florida, Inc.
Progress Fuels Corporation (corporate employees only)